Exhibit 99.1 FOR IMMEDIATE RELEASE PPD and NeoGenomics Forming Global Strategic Alliance for Pathology and Molecular Testing Solutions Expanding global oncology testing for clinical trials WILMINGTON, N.C. (June 1, 2018) – Pharmaceutical Product Development, LLC (PPD), a leading global contract research organization (CRO), and NeoGenomics Laboratories, Inc., a leading provider of cancer-focused genetic testing services, are forming a strategic alliance to provide a seamless and fully integrated global pathology and molecular testing solution to PPD’s pharmaceutical and biotech clients. As part of the collaboration, NeoGenomics will provide a wide range of lab testing services to support PPD® Laboratories’ oncology clinical trial activities in the U.S., Europe and Asia. Operationally, the collaboration will leverage NeoGenomics sites in the U.S. and Europe, and both companies expect to jointly invest in PPD’s existing labs in China and Singapore. The companies will provide an integrated global IT solution, leveraging PPD’s award- winning Preclarus® system to offer real-time visibility and analytics for informed decision- making. Fully integrated with PPD’s CRO capabilities, PPD Laboratories offers the industry’s most comprehensive set of lab services, spanning bioanalytical, biomarkers, central lab, GMP and vaccine sciences. NeoGenomics provides one of the most comprehensive oncology-focused testing menus in the world to support physicians in the diagnosis and treatment of cancer and pharmaceutical clients in clinical trials and drug development. The new collaboration focuses on centralized pathology review, as well as specialty lab services, including flow cytometry, fluorescence in situ hybridization (FISH), immunohistochemistry (IHC), cytogenetics, molecular assays, next-generation sequencing and MultiOmyx™, NeoGenomics’ proprietary, multi-omics multiplexing methodology. Together, the companies also will provide clients a comprehensive companion diagnostics offering from biomarker discovery through regulatory approval and commercialization. Additionally, the teams are committed to leveraging their combined data assets to find more efficient methods of identifying appropriate patients for oncology trials. “NeoGenomics has world-class scientific talent, significant oncology trial experience, and a broad geographic presence that will allow us to further enhance our global laboratory services for oncology trials,” said Christopher Fikry, M.D., executive vice president of PPD Laboratories. “Working with NeoGenomics will enable us to jointly provide a premier global oncology and specialty laboratory solution for our customers.” “We are pleased to be joining PPD in this important strategic alliance and look forward to collaborating with the many scientific professionals on their team,” said Douglas VanOort, chairman and chief executive officer of NeoGenomics. “Our company is committed to saving lives by improving patient care through communication, accuracy, reliability and efficiency. That commitment aligns closely with PPD’s mission and purpose to help its customers deliver life-changing therapies that improve health.” As a premier cancer diagnostics and pharma services company, NeoGenomics has a network of CAP-accredited (College of American Pathologists), CLIA-licensed (Clinical Laboratory Improvement Amendments) facilities across the U.S. About PPD PPD is a leading global contract research organization providing comprehensive, integrated drug development, laboratory and lifecycle management services. Our clients and partners include pharmaceutical, biotechnology, medical device, academic and government organizations. With offices in 47 countries and approximately 20,000 professionals worldwide, PPD applies innovative technologies, therapeutic expertise and a firm commitment to quality to help clients and partners bend the cost and time curve of drug development and optimize value in delivering life-changing therapies to improve health. For more information, visit www.ppdi.com. About NeoGenomics, Inc. NeoGenomics, Inc. specializes in cancer genetics testing and information services. The company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The company’s pharma services division serves pharmaceutical clients in clinical trials and drug development. Headquartered in Fort Myers, Florida, NeoGenomics operates CLIA-certified laboratories in Aliso Viejo and Fresno, California; Tampa and Fort Myers, Florida; Houston, Texas; Nashville, Tennessee; and Rolle, Switzerland. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks and managed care organizations throughout the United States. For additional information about NeoGenomics, visit http://neogenomics.com. PPD Contacts Media: Randy Buckwalter +1 919 456 4425 randy.buckwalter@ppdi.com Investors: Nate Speicher +1 910 558 6783 nate.speicher@ppdi.com NeoGenomics Contact Bill Bonello +1 239 690 4238 bill.bonello@neogenomics.com 2